UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

100 22nd Avenue

Brookings, South Dakota 57006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On October 31, 2008, VeraSun Energy Corporation, a South Dakota corporation (the “Company”), and 24 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (collectively, the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). A copy of the press release announcing the filing is attached as Exhibit 99.1 to this report and incorporated by reference herein.

The Debtors’ chapter 11 cases (the “Cases”) are being jointly administered by the Bankruptcy Court as Case No. 08-12606 (BLS). The Debtors are continuing to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In addition to the Company, the Debtors comprise ASA Albion, LLC, ASA Bloomingburg, LLC, ASA Linden, LLC, and ASA OpCo Holdings, LLC, each a Delaware limited liability company (the “ASA Debtors”); US Bio Marion, LLC, a South Dakota limited liability company (“USB Marion”); US BioEnergy Corporation, a South Dakota corporation; VeraSun Albert City, LLC, an Iowa limited liability company, VeraSun Central City, LLC and VeraSun Ord, LLC, each a Nebraska limited liability company, VeraSun Dyersville, LLC, a Delaware limited liability company, VeraSun Hankinson, LLC, a North Dakota limited liability company, VeraSun Janesville, LLC, a Minnesota limited liability company, and VeraSun Woodbury, LLC, a Michigan limited liability company (the “Other USB Debtors”); VeraSun Aurora Corporation, a South Dakota corporation, and VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Hartley, LLC, VeraSun Marketing, LLC, VeraSun Welcome, LLC, each a Delaware limited liability company (the “VSE Co-Borrower Debtors”); and VeraSun Granite City, LLC, VeraSun Reynolds, LLC, VeraSun Biodiesel, LLC, VeraSun Litchfield, LLC and VeraSun Tilton, LLC, each a Delaware limited liability company (together with the VSE Co-Borrower Debtors, the “Other VSE Debtors”).

As a result of the Bankruptcy Filing, the Debtors are periodically required to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports and other financial information. Such materials will be prepared according to requirements of federal bankruptcy law and may in some cases present information on an unconsolidated basis. While they would accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed under the securities laws. Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its regular publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Company’s or other Debtors’ stock or debt or for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors’ filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://www.deb.uscourts.gov) or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

Additional information regarding the Bankruptcy Filing, including access to court documents and other general information about the Debtors’ chapter 11 cases, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites or the Bankruptcy Court’s web site is not part of this report.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure under Item 1.03 of this report is incorporated herein by reference.

The Bankruptcy Filing constituted an event of default under the indenture, dated as of December 21, 2005, between the Company and Wells Fargo Bank, N.A., as trustee, as supplemented by supplemental indentures dated as of May 4, 2006, August 21, 2006, February 9, 2007, May 16, 2007 and December 31, 2007, governing the Company’s 9 7/8% Senior Secured Notes due 2012 (the “Secured Notes”), and the indenture, dated as of May 16, 2007, between the Company and Wells Fargo Bank, N.A., as trustee, as supplemented by a supplemental indenture dated as of December 31, 2007, governing the Company’s 9 3/8% Senior Notes due 2017 (the “Senior Notes”), obligations under which are guaranteed by the Other VSE Debtors. Obligations of the Company and the Other VSE Debtors in respect of the Secured Notes are secured by substantially all of the assets, other than inventory and accounts receivable and proceeds therefrom, of the Company and the Other VSE Debtors. Under the terms of the applicable indentures, upon the Bankruptcy Filing, the outstanding principal amount of, and accrued interest on, the Secured Notes and Senior Notes became immediately due and payable. As of October 31, 2008, the aggregate principal amount of outstanding Secured Notes and Senior Notes was $210.0 million and $437.0 million, respectively.

The Bankruptcy Filing constituted an event of default under the credit agreement, dated as of May 30, 2008, entered into by the Company and the VSE Co-Borrower Debtors, as borrowers, with UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Co-Collateral Agent, UBS Loan Finance LLC, as Swingline Lender and a lender and UBS Securities LLC, as Arranger, Bookmanager, Documentation Agent and Syndication Agent (the “UBS Credit Agreement”). The UBS Credit Agreement provides for up to $125 million of revolving credit to the borrowers with a $40 million letter-of-credit sub-limit, subject to a borrowing base formula based on eligible inventory and receivables minus certain reserves, secured by the borrowers’ inventory and accounts receivable. Under the terms of the UBS Credit Agreement, upon the Bankruptcy Filing, the lenders’ commitments automatically terminated, and the principal of the loans and reimbursement obligations then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other obligations of the borrowers accrued under the applicable loan documents, automatically became immediately due and payable. As of July 31, 2008, the borrowers’ outstanding borrowings and letters of credit under the UBS Credit

Agreement were approximately $81.0 million and $12.3 million, respectively. Under the UBS Credit Agreement, as a result of the Bankruptcy Filing, the borrowers are required to deposit cash collateral with the administrative agent for the benefit of the lenders in an amount equal to the outstanding letters of credit under the UBS Credit Agreement plus any accrued and unpaid interest thereon.

The Bankruptcy Filing constituted an event of default under the credit agreement, dated as of February 6, 2006 and subsequently amended, of the ASA Debtors, as borrowers, with WestLB AG, New York Branch, as Administrative Agent, and the lenders party thereto (the “ASA Senior Credit Facility”), providing for borrowings of up to $275.0 million secured by the assets of the ASA Debtors and a pledge by the Company of all of the equity interests in ASA OpCo Holdings, LLC. The ASA Debtors had fully utilized the borrowing availability under the ASA Senior Credit Facility prior to the Bankruptcy Filing, and, as of June 30, 2008, approximately $266.8 million principal amount of borrowings remained outstanding under the ASA Senior Credit Facility. Under the terms of the ASA Senior Credit Facility, upon the Bankruptcy Filing, all of the ASA Debtors’ obligations under the ASA Senior Credit Facility became immediately due and payable.

The Bankruptcy Filing constituted an event of default under (i) USB Marion’s Loan and Security Agreement dated as of June 22, 2006, as amended, with Dougherty Funding LLC, providing for a term loan of $90.0 million, (ii) USB Marion’s Revolving Credit and Security Agreement with First Bank & Trust, a South Dakota bank, providing for a $7.0 million seasonal revolving line of credit to fund operating requirements and (iii) USB Marion’s Letter of Credit Application, Reimbursement and Security Agreement dated as of December 18, 2006 with First Bank & Trust, a South Dakota bank, providing for a $7.3 million letter of credit facility (the “USB Marion Facilities”). The term loan and the letter of credit facility are secured by substantially all of the assets of USB Marion, and the revolving line of credit is secured by USB Marion’s inventory and accounts receivable. Under the terms of the revolving line of credit and the letter of credit facility, as a result of the Bankruptcy Filing, USB Marion’s obligations under the revolving line of credit and the letter of credit facility became immediately due and payable. Under the term loan, as a result of the Bankruptcy Filing, the lender may accelerate USB Marion’s obligations under the term loan at its option. As of June 30, 2008, USB Marion had outstanding under the USB Marion Facilities term loan borrowings of approximately $90.0 million, revolving line of credit borrowings of approximately $7.0 million and outstanding letters of credit in the amount of approximately $5.5 million.

As of June 30, 2008, an aggregate of approximately $440.8 million principal amount of borrowings was outstanding under separate credit facilities for each of the Other USB Debtors, in each case with a group of lenders, including AgStar Financial Services, PCA (“AgStar Financial”), for which AgStar Financial is the administrative agent (the “AgStar Facilities”). The AgStar Facilities provide for construction loans, term loans, term revolving loans, revolving line of credit loans and letters of credit, secured in each case by the assets associated with the applicable borrower’s ethanol production plant. The amount of outstanding letters of credit under the AgStar Facilities was $3.5 million as of June 30, 2008. The Bankruptcy Filing constituted an event of default under the AgStar Facilities as a result of which (i) the borrowers’ obligations under the AgStar Facilities became immediately due and payable and (ii) the borrowers are required to pledge to the lender as security for the loan obligations an amount in immediately available funds equal to the then-outstanding letters of credit under the AgStar Facilities.

Under the Bankruptcy Code, the acceleration provisions applicable to the debt obligations described above are generally unenforceable, and any remedies that may exist related to the events of default described above are stayed, under section 362 of the Bankruptcy Code.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 3, 2008, the Company received notice from NYSE Regulation, Inc. (“NYSE Regulation”), which performs regulatory responsibilities for the New York Stock Exchange, that the staff of NYSE Regulation has determined that the Company’s common stock should be suspended immediately in view of the Company’s October 31, 2008 announcement of the Bankruptcy Filing. The notice stated that application to the Securities and Exchange Commission to delist the Company’s common stock is pending the completion of applicable procedures, including any appeal by the Company of the NYSE Regulation staff decision. At this time, the Company does not intend to appeal the decision and expects that the Company’s common stock will be delisted from the New York Stock Exchange after completion by NYSE Regulation of the requisite application to the Securities and Exchange Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2008, in connection with its approval of the Bankruptcy Filing, the board of directors of the Company approved the appointment of James J. Bonsall as the Company’s Chief Restructuring Officer (“CRO”). Mr. Bonsall would provide services as CRO pursuant to an Interim Management and Restructuring Services Agreement (the “Services Agreement”) between the Company and AP Services, LLC (“AP Services”), a subsidiary of AlixPartners LLP (“AlixPartners”), a corporate turnaround, performance improvement, and financial advisory services firm, under which AP Services is to provide temporary staff and services to the Company during its restructuring process. Mr. Bonsall’s appointment will become effective upon formal entry of an order by the Bankruptcy Court approving the Services Agreement. In serving as CRO, Mr. Bonsall would be employed and compensated by AP Services and would not receive compensation directly from the Company or participate in the Company’s employee benefits plans. Under the terms of the Services Agreement, the Company will compensate AP Services for Mr. Bonsall’s services at a rate of $750 per hour, will indemnify Mr. Bonsall to the extent of the most favourable indemnities provided by the Company to any of its directors or officers and will cause Mr. Bonsall to be covered by the Company’s directors’ and officers’ insurance.

In addition to receiving fees for Mr. Bonsall’s services, under the Services Agreement, AP Services will be entitled to compensation and specified hourly rates for the services of other temporary staff that it supplies to the Company and a contingent success fee of up to $3.5 million if the Company confirms a plan of reorganization that becomes effective or completes one or more transactions that substantially transfers a significant portion of the business as a going concern to another entity that becomes effective or is consummated within 18 months of October 31, 2008. The Services Agreement is subject to termination at any time by written notice by one party to the other, subject to AP Services’ continuing entitlement to fees and expenses as specified in the Services Agreement. Mr. Bonsall is a partner in AlixPartners and thus is an indirect equity owner in AP Services. His indirect ownership in AP Services amounts to less than 10% of its total equity.

Mr. Bonsall, age 55, is a Managing Director of AlixPartners and associated with AP Services. He has been a Managing Director of Alix Partners during all of the past five years. During that time, his principal assignments with AlixPartners’ clients were as follows: Until June 2005, Mr. Bonsall served ish GmbH & Co. KG, a German supplier of cable analogue and digital television, telephone, and internet services, as its chief executive officer, a position to which he had been appointed in December 2002. From July 2005 to November 2007, Mr. Bonsall served in various executive capacities with Tecumseh Products Company (“TPC”) and its subsidiaries, which manufacture compressor products, small engines and electrical components, including as TPC’s president and chief operating officer from January 2007 to August 2007 and as president of TPC’s Engine and Power Train business unit from July 2005 to November 2007.

The description of the Services Agreement in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the Services Agreement, a copy of which is attached as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated October 31, 2008
99.2	Interim Management and Restructuring Services Agreement, dated October 31, 2008, betweenVeraSun Energy Corporation and AP Services, LLC

*    *    *    *    *

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding future events and developments and the future performance of the Company and its subsidiaries (“VeraSun”), including statements regarding proceedings relating to the Debtors’ petitions for relief under chapter 11 of Title 11 of the United States Code and VeraSun’s operations and funding during the chapter 11 process, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of VeraSun’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of VeraSun to continue as a going concern; the ability of the Debtors to obtain debtor-in-possession financing and to operate pursuant to the terms of any debtor-in- possession financing; the Debtors’ ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by them from time to time, including approval of motions relating to the priority of the lender’s security interest under any debtor-in-possession financing; the ability of the Debtors to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of VeraSun to obtain and maintain normal terms with vendors and service providers; VeraSun’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on VeraSun’s liquidity or results of operations; the ability of VeraSun to fund and execute its business plan; the ability of VeraSun to attract, motivate and/or retain key executives and employees; the ability of VeraSun to attract and retain customers; the volatility and uncertainty of corn, natural gas, ethanol, unleaded gasoline and other commodities prices; VeraSun’s ability to generate sufficient liquidity to fund its operations and capital expenditures; the results of VeraSun’s hedging transactions and other risk mitigation strategies; risk of potential goodwill and other intangible impairment; operational disruptions at VeraSun’s facilities; the effects of vigorous competition and excess capacity in the industries in which VeraSun operates; the costs and business risks associated with developing new products and entering new markets; the development of infrastructure related to the sale and distribution of ethanol; the effects of other mergers and consolidations in the biofuels industry and unexpected announcements or developments from others in the biofuels industry; the uncertainties related to the Company’s acquisitions of US BioEnergy Corporation, ASA OpCo Holdings, LLC and other businesses, including the Company’s ability to achieve the expected benefits from these acquisitions; the impact of any new, emerging and competing technologies on VeraSun’s business; the possibility of one or more of the markets in which VeraSun competes being impacted by political, legal and regulatory changes or other external factors over which VeraSun has no control; changes in or elimination of governmental laws, credits, tariffs, trade or other controls or enforcement practices; the impact of any potential Renewable Fuel Standards waiver; VeraSun’s ability to comply with various environmental, health, and safety laws and regulations; the success of VeraSun’s marketing and sales efforts; VeraSun’s reliance on key management personnel; VeraSun’s ability to secure additional financing; the Company’s ability to implement additional financial and management controls, reporting systems and procedures and continue to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended; and the risk factors described in the Company’s filings with the Securities and Exchange Commission, including the prospectus supplement filed on September 16, 2008. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of VeraSun’s various pre-petition liabilities and the Company’s common stock. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: November 6, 2008	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 31, 2008
99.2	Interim Management and Restructuring Services Agreement, dated October 31, 2008, between VeraSun Energy Corporation and AP Services, LLC